UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2020

AIRCASTLE LIMITED
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Aircastle Advisor LLC 201 Tresser Blvd, Suite 400 Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip code)

(203) 504-1020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	AYR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INTRODUCTORY NOTE

On March 27, 2020, Aircastle Limited (the “Company”), a Bermuda exempted company, completed the previously announced merger (the “Merger”) of MM Air Merger Sub Limited, a Bermuda exempted company (“Merger Sub”), with and into the Company, whereby the separate corporate existence of Merger Sub ceased and the Company became an affiliate of MM Air Limited, a Bermuda exempted company (“Parent”), and Marubeni Aviation Holding Coöperatief U.A., a Netherlands coöperatief (“MHC”). Parent is, and Merger Sub was, controlled by affiliates of Marubeni Corporation (“Marubeni”) and Mizuho Leasing Company, Limited. MHC is an affiliate of Marubeni. The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of November 5, 2019 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub. The Merger became effective on March 27, 2020 (the “Effective Time”) pursuant to the Certificate of Merger that was issued by the Registrar of Companies in Bermuda on such date.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.03, 5.01, and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each issued and outstanding common share, par value $0.01 per share (the “Common Shares”), of the Company (other than (i) shares canceled or converted into shares of the surviving company pursuant to the Merger Agreement and (ii) restricted shares canceled and exchanged pursuant to the Merger Agreement (as described below)) was converted into the right to receive $32.00 per Common Share in cash, without interest and less any required withholding taxes (the “Merger Consideration”).

Effective as of immediately prior to the Effective Time, (i) each outstanding performance share unit under the Company’s Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”) became fully vested assuming the achievement of the applicable performance metrics at the maximum level of performance and was canceled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to (A) the Merger Consideration, less (B) any applicable withholding for taxes; (ii) each outstanding restricted share unit under the Plan became fully vested and was canceled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to (A) the Merger Consideration, less (B) any applicable withholding for taxes; and (iii) each outstanding restricted share under the Plan became fully vested and was canceled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to (A) the Merger Consideration, less (B) any applicable withholding for taxes.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2019, and the terms of which are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On March 27, 2020, in connection with the completion of the Merger, the Company notified the New York Stock Exchange (“NYSE”) of the completion of the Merger and requested that trading in the Common Shares be suspended and that the Common Shares be withdrawn from listing on the NYSE. The Company also requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to the Common Shares to report the delisting of the Common Shares from the NYSE and suspend trading of the Common Shares on the NYSE prior to the opening of trading on March 30, 2020.

The Company intends to file with the SEC a certificate and notice of termination on Form 15 with respect to the Common Shares, requesting that the Common Shares be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Common Shares under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the completion of the Merger and at the Effective Time, holders of Common Shares immediately prior to such time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration or perfect their appraisal rights, if applicable) and accordingly, no longer have any interest in the Company’s future earnings or growth.

Item 5.01.	Changes in Control of Registrant.

On March 27, 2020, upon consummation of the Merger, a change in control of the Company occurred and the Company became an affiliate of Parent and MHC. Immediately after the Effective Time, Parent beneficially owned 71.2% of the Company’s voting securities and MHC beneficially owned 28.8% of the Company’s voting securities. The information set forth in the Introductory Note and under Item 2.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

The aggregate purchase price was approximately $1.7 billion. Parent financed the Merger with cash provided by its affiliates.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger and effective as of the Effective Time, the members of the board of directors of the Company (the “Board”) were replaced with the members of the board of directors of Merger Sub. As of the Effective Time, the sole director of Merger Sub immediately before the Effective Time, Takayuki Sakakida, became the sole director of the Company and will serve on the Board until his successor is duly elected and qualified or until his earlier death, resignation or removal. After the Effective Time, Mr. Sakakida was also appointed as a member of the Investment Committee.

After the Effective Time, the shareholders of the Company increased the size of the Board to seven (7) directors and delegated to the Board the authority to appoint directors to fill the vacancies on the Board. After the Effective Time, the Board appointed Takashi Kurihara, Taro Kawabe, Noriyuki Yukawa, Douglas A. Hacker, Charles W. Pollard and Michael J. Inglese to the Board. Mr. Kurihara was appointed as chairman of the Board. Mr. Kurihara was also appointed as a member of the Audit Committee, the Compensation Committee, the Risk and Governance Committee and the Investment Committee. Mr. Yukawa was also appointed as a member of the Audit Committee and the Investment Committee. Mr. Hacker was also appointed as the chairman of the Audit Committee and the Investment Committee. Mr. Pollard was also appointed as the chairman of the Compensation Committee and the Risk and Governance Committee and as a member of the Investment Committee. Mr. Inglese was also appointed as a member of the Compensation Committee and the Investment Committee. Mr. Kawabe has not been appointed to any Board committees. Each of Mr. Sakakida, Mr. Kurihara, Mr. Kawabe, Mr. Yukawa and Mr. Inglese will not be separately compensated by the Company for his Board service.

Mr. Hacker and Mr. Pollard shall each receive as compensation for their services as a member of the Board and any Board committees an annual fee of $180,000, payable quarterly.

After the Effective Time, the Board approved and adopted the form, terms and provisions of an indemnification agreement to be entered into by the Company and each of the Company directors and each of the Company’s Section 16 officers as of the Effective Time (the “Indemnification Agreement”). Each Indemnification Agreement provides, among other things, for indemnification to the fullest extent permitted by law and the Company’s bye-laws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreement provides for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s bye-laws. The foregoing summary of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger, at the Effective Time, the memorandum of association of the Company was amended and restated. The revised memorandum of association of the Company is attached as Exhibit 3.1 hereto and incorporated herein by reference.

In connection with the Merger, at the Effective Time, the bye-laws of the Company were amended and restated to be in the form of the bye-laws of Merger Sub as in effect immediately prior to the Effective Time until thereafter changed or amended, except that references to Merger Sub’s name were replaced by references to the name of the Company. The revised bye-laws of the Company are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On March 27, 2020, the Company issued a press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in its entirety herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of November 5, 2019, by and among Aircastle Limited, MM Air Limited and MM Air Merger Sub Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 7, 2019).

3.1	Amended and Restated Memorandum of Association of Aircastle Limited.
3.2	Amended and Restated Bye-laws of Aircastle Limited.
10.1	Form of Indemnification Agreement with directors and officers.
99.1	Press Release, dated March 27, 2020, issued by Aircastle Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aircastle Limited

Date: March 27, 2020	By:	/s/ Aaron Dahlke
Name: Aaron Dahlke
Title: Chief Financial Officer